Initial Coin Offering Architecture

Proposal Agreement

July 2nd, 2018

Table of Contents – BlakFX Proposal Agreement

1.
Blockchain Industries Inc        3
2.
Our Team  . 4
3.
Services We Offer   ... 5-8
a.
Investment & Portfolio Management
b.
Distributed Ledger Technology (DLT) & Initial Coin Offering (ICO)
c.
Service Suite
4.
BlakFX Project Overview   9-11
..
Overview of Industry & Project
a.
Whitepaper
b.
Tokenomics
c.
Technology
d.
Partnerships
5.
Consulting Overview   12
..
BCII’s Value Added
6.
Scope of Work (SoW)   . 13
7.
Financial Projections   14
8.
Disclaimer     15

Proprietary & Confidential

Blockchain Industries, Inc. operates as a financial technology holding company. The Company, through its subsidiaries, provides:

Investment Management
●
Providing access to high-quality investment products
●
Creating, sourcing, and syndicating deals

Consulting
●
Engineering blockchains
●
Designing Crypto-economic models
●
ICO advisory and solutions

Value Proposition
●
Early access to coveted protocols and token issuances
●
Deep technical competence, extensive industry network, and a recognizable global brand
●
Top-tier experience and accomplishments in finance and operations with focus on compliance and risk management
●
We are accessible, transparent and compliant

Listed on the New York Exchange
●
‘BCII’ ticker
o
Up-listed to NASDAQ Q3 2018

Global Locations:
●
Santa Monica
●
Tokyo
●
New York
●
Puerto Rico
●
Europe

ICO, Management, and Technical Consulting Team:

Paul Kim – Head of Originations and ICOs
Mr. Kim is a 15-year gaming executive veteran having served companies such as GoPets, ZAM Network, and Gazillion Entertainment. Previously, he served as CEO of Xfi re, the world’s largest gaming community site with over 24 Million registered users, as well as COO of Oomba, a cutting-edge SaaS-based Tournament platform. He has advised multiple ICOs and was a founding member of the DNA fund.

Tony Evans – Vice Chairman, Managing Director Asia, Middle East
Based in Tokyo, Mr. Evans is the Founding Partner in Global Fintech Advisors, a leading independent advisory with $1.1B+ under advice from more than 6,400 clients in more than 82 countries. He is one of the most prolific ICO originators in Asia.

Bryan Larkin – CTO
Mr. Larkin’s background includes high availability hardened servers, fault tolerant network engineering, full spectrum wireless communications, ultra-efficient distributed crypto mining, extreme VPN design employing cascading encryption and multiple attack vector cybersecurity defenses. Between 2012-14, he helped to set up one of the largest Bitcoin mining pools in the US. Larkin founded Skylab Technology, LLC, serving as the company’s CEO for eight years. Skylab is known globally as a leader in cybersecurity providing customized solutions for personal, corporate and governments.

Brandon Beveridge – VP Engineering
Mr. Beveridge has 15+ years of experience in software design and engineering. He has extensive experience in high-track distributed systems, network operations, and security. He has helped lead the development of some of the most popular social applications such as Tinder, Coffee Meets Bagel, and Grindr.

Kevin Hu – Head of Research and Analytics
With a background in Mathematics, Kevin is a specialist at understanding the value drivers and Crypto-economics of tokens. Prior to joining BCI, he worked at BlackRock’s hedge fund solution group where he analyzed start-up hedge funds, complex portfolios, and individual investments. He also led the group’s effort in exploring various investment strategies in Crypto assets.

Kingsley Kobayashi – Co-founder of Fintech Global Consultants, Director BCII - Africa
With over 15 years of experience as an entrepreneur and businessman in Asia, Kingsley co-founded Fintech Global Advisors with Tony Evans. With an acute knowledge of the Japanese and African business ecosystems and cultures, Kingsley heads both the Japanese and African business units for both BCII and Fintech Global.

Christopher Rizanow – Director, Asia, Digital Asset Structuring
After completing his MBA with a focus on blockchain & smart contract strategies in equity financing, Chris joined BCII in order to manage the operations and structuring of the firm’s digital asset projects in Asia.

Our Services:

Cryptocurrency Investment & Portfolio Management

We professionally analyze client assets to ensure portfolios match needs and requirements in order to achieve desired returns. Clients with diversified crypto currency portfolios risk losing sight of various factors that affect crypto placement, such as solvency, currency, liquidity, and location.
..
We advise on best performing cryptocurrencies and portfolio optimization to create higher returns with reduced risk. Our philosophy emphasizes security and impartiality versus gambling and chance. Our greatest strengths include the ability to provide trusted, unbiased and pragmatic options.

Investment Management

Value Creation Process
Unique global network origination
Early access to oversubscribed deals
Superior due diligence and analysis
Supplemental vetting through industry partners
Syndication and placement

BLOCKCHAIN

Proprietary and Confidential

Blockchain Industries – Investment Management 8

DLT (Decentralized Ledger Technology) and ICO Consulting

BCII assist clients throughout the entire token generation event (TGE) by carefully assessing and communicating the unique value and use case for each token or project. A successful crowd sale should be preceded by in-depth due diligence, a community-driven technical white paper, project transparency via a token offering memorandum, a clear outline of the ecosystem, and a detailed management profile.

Our services include assisting clients with:

Whitepaper Generation & Review

Token-Economic Modeling & Structuring

Investment Curation & Syndicate Structuring

Go-to-Market Plan for Product/Platform Launch

Smart Contract Creation & Auditing

Strategic Partnerships & Alliances

Legal & Compliance Analysis

Marketing & Social Media

ICO Portal Site Creation

BCI General_0410_v1.pdf - Adobe Acrobat Reader DC
File Edit View Window Help
Home Tools BCI General_0410_... BCII Deck Presenta... Sign In
10 / 19 35.8%

Technical Capabilities

Value Creation Through Token Spinoffs:

Creation, Issuance, Distribution:

- Cryptoeconomic models
- System design, engineering, and hardening
  - Smart contract auditing and design
  - Optimization for durability and scalability
  - Integration with external environments and other blockchains
- ICO mechanics and allocation models
- White paper design
- Technical community building

BLOCKCHAIN INDUSTRIES INC.

Proprietary and Confidential

Blockchain Industries – Technical Capabilities 10

Export PDF
Adobe Export PDF
Convert PDF Files to Word or Excel Online
Select PDF File
BCI General_0410_v1.pdf
Convert to
Microsoft Word (*.docx)
Document Language:
English (U.S.) Change
Convert
Create PDF
Store and share files in the Document Cloud
Learn More
Type here to search
ENG 18:30 19/04/2018

Whitepaper Review and Generation

BCII assists clients by reviewing and analyzing their whitepapers, assisting teams and developers in the white paper creation, editing, publishing processes, and localization.

Tokenomics Modeling and Structuring

BCII assists clients with a Tokenomics Model for the end-to-end token generation, sale, and ICO process as well as assisting with the Tokenomics design and roadmap for a full decentralized application or platform.

Investment Curation & Syndicate Structuring

BCII assists clients with introductions to qualified investors, structuring syndicates and investment groups. Our process utilizes best practices with investment vehicles that are legal and compliant with the latest regulatory environment.

Go-to-Market Plan for Product/Platform Launch

BCII assists clients with the creation of a multi-functional and robust go-to-market plan for product launch and rollout in specific geographies and markets.

Smart Contract Creation/ Auditing

BCII assists clients with the creation of appropriate smart contracts and professional auditing of the ICO smart contract for the initial token sale. This includes:
●
Consultations on best practices
●
Smart Contract evaluation of code
●
Solidity auditing
●
Scalability Testing

Strategic Partnerships and Alliances

BCII has a global network of partners and other resources that can provide access to other companies and projects in the Blockchain, financial tech, gaming, Internet technology and a multitude of other industries. BCII can also assist with access to protocols, governments, technology, legal, compliance, marketing and other resources through its connection to its diverse partners throughout Asia, the Middle East, Africa, and Europe

BCII can also help find advisors and team members to strengthen the client’s core team.

Legal / Compliance

The complexities involved with creating a successful and multi-jurisdictional ICO necessitate proper legal and compliance measures to ensure protection for our clients as well as to ourselves as a company. Accordingly, BCII insists all clients undergo a thorough legal review and recommend global corporate structure options based on regulatory climate. The client is responsible for final decision and the actual filings. We work directly with or refer attorneys and firms for specific services as appropriate.

AML/BSA Documentation

BCII assists clients with the following:
●
Risk Assessment
●
AML/BSA Plan
●
KYC/EDD Protocol
●
Surveillance and Monitoring Plan
●
SAR Policy

Marketing Packages

BCII will assist with potential marketing packages that include:
●
Sponsored posts on social media (BitcoinTalk, Reddit, Twitter, LinkedIn, Telegram)
●
Blog posts on various publications (Cointelegraph, Coindesk, Cryptocoinsnews)
●
News Outlets (Wallstreet Journal, Entrepreneur, Forbes, New York Times)
●
Sponsored marketing chats in Telegram
●
Newsletter creation and distribution via our strategic partners (PR Agencies & Firms)

ICO Portal Site Creation

BCII assists clients with the creation of an ICO Portal Site for publishing the website and ICO portal to publish team, whitepaper, and project information.

BlakFX Analysis & Feedback

BlakFX is looking to build an entire blockchain ecosystem with a proprietary protocol, BlakEco, which is comprised of the BlakChain (placeholder) and the BLK247- a new token standard for future ICO’s to build upon, a highly encrypted and secure currency, BlakCoin, a highly secure and encrypted wallet, BlakWallet, and a replacement of the current SWIFT/ACH banking payment system called BlakNet.

1.
Whitepaper
a.
Review and edit of the whitepaper with tokenomics model, DLT architecture, and platform design review. The current whitepaper needs additional information, design details, a deeper team, and project profile.
2.
Marketing
a.
Marketing team for ongoing strategic planning throughout the multi-month fund raise. This needs to be identified to pass due diligence prior to the fundraising phase.
3.
Corporate Entity
a.
Setting up the right corporate structure with the right international entities to be able to receive cryptocurrency and funds with global compliance.
4.
International Investment Team
a.
Finding accredited and international investors. This is a relatively large raise, and will require stronger structuring, documentation, and team members actively involved in the project.

WHITEPAPER

A whitepaper is a document designed to illustrate a use case for a product or service. A whitepaper should include a technical explanation of the product or service, a description of scalability plans and expectations, an assessment of the competition, and a project timeline, as well as monetization strategies. It is important to manage this data and provide it to the reader transparently.

Sections to be included (at least):

Project explanation

Problem & Solution

Market Analysis

Competitive Landscape

Blockchain

ICO Structure & Details

Token Economics

Team & Advisors

Timeline

Technology Plan

DLT Architecture

Go-to-Market Plan

INITIAL COMMENTS on BlakFX:

Although we see a well thought out white paper, there are a few areas we would address differently to encourage a more successful articulation of the project:

●
BlakFX needs a more complete, more business model-based whitepaper with additional clarity on the Blockchain or DLT technology stack. In addition, a deeper dive into the different categories is required for a raise of this scale.
●
The whitepaper needs to be restructured to allow readers to observe a building narrative that articulates understanding of the technical aspects surrounding the token, blockchain, and development, as well as, an understanding of the social implications and means to assess value.

Despite being informative, we believe the current white paper will not withstand scrutiny in a forum of international investors and technically savvy who require detailed information.

Proprietary & Confidential

TOKENOMICS & CRYPTOECONOMICS

Token-economics is fundamental to incentivizing Digital Asset owners to contribute to a project’s ecosystem. It is therefore important to focus on the constituents within the network and how you can incentivize them for contributing resources into the ecosystem you have developed, essentially matching the supply side (those offering the utility) and the demand side (those using the utility provided by the network) with token holders also accruing benefits for holding. For more complex architectures, a governance system may also be required.

Incentives are needed to drive two basic fundamental activities: Security & Network Effects.

Incentives usually result in one of two ways:
●
A financial payment for contributed resource (mining, IP, marketing, software, etc.)
●
Privileges (voting rights, access, roles, etc.)

It is important to articulate exactly how the digital asset will be used within the ecosystem and how users will be incentivized to use that asset. Companies must determine how to keep the digital asset moving within the ecosystem as opposed to simply providing the means for owners to realize market gains.

BlakFX EVALUATION:

BlakFX requires a partial to full design of Tokenomics and ecosystem design that embraces the decentralized vision of the project while supporting the realities of the current market and climate and transition to new platforms and ecosystems.

TECHNOLOGY STACK

Technology Stack selection is the key to the successful development and execution of any software platform or product. Which Blockchain architecture(s), platform(s), and other existing technologies and partners should be used? Blockchain and DLT Technologies integrated with machine learning, encryption, cloud storage, and other technologies are clearly part of the future.

Given that the BlakFX project will need to address the scalability trilemma, DLT architecture, compliance issues, on and off-chain storage, BCII would provide a deep dive review to make sure scalability and architecture is sound and thorough.

STRATEGIC PARTNERSHIPS

BCII can provide access and introductions to:
●
Existing Blockchain technology companies that have already developed technology that could be applicable to the development of Sovereignty’s product line.
●
Potential ICO’s that would use the BlakEco and Blak247 coins for their projects
●
Investors, syndicates, and funds across the globe.

Proprietary & Confidential

CONSULTING OVERVIEW

We see there is a huge opportunity to create a long-term partnership with your organization. From our discussion you would like a full overview of services with specific activities including:

1.
Whitepaper re-design
2.
Token Economics
3.
ICO Launch
4.
General advice and guidance
5.
Post-ICO Strategy
6.
Investment

When we evaluate and accept projects, we (along with our global network) will work together with your team to ensure complete transparency and thoroughness.

Some key points in our network and relationships:

●
Global deal origination network and partnerships
●
Consulting and investments with sovereign-backed institutions
●
Government advisory boards (Puerto Rico banking and technology advisory committees)
●
Founding member of DATA (Digital Asset Trade Association)
●
Global Blockchain Unbound conference (Puerto Rico, Tokyo and Switzerland)
●
Milken Institute Associates
●
Capital markets infrastructure: exchanges and banks
●
Top law firms engaged for regulation and compliance

Our value added comes from our deep understanding of the Japanese, Asian, and international business ecosystems in which we can tap into and leverage the strategic resources within those entities. With our high-level investment team, we can ensure that we digitalize, tokenize, and structure the asset in such a way that the international market would understand and find value in it. Moreover, we will work with our clients on a pre-scheduled basis that will ensure efficient and timely communications throughout the project lifecycle.

Proprietary & Confidential

SCOPE OF WORK (SoW)

We shall provide the following services and/or consultation to BlakFX for the project (to be completed by either your organization independently with our oversight, or in tandem with us):

1.
Tokenization Model. BCII will work in collaboration with BlakFX to draft a robust tokenization structure model breaking down token sales tiers, token discounts, bonuses, lock up period and any other Token Structure issues. Further it will assist in enhancing the tokenomics of the BlakCoin in the overall BlakEco and BlakNet eco-system.

2.
ICO Whitepaper. BCII will work with your team on review and edit of the whitepaper and if necessary, the creation of a new ICO white paper that will provide interested parties with all information needed according to industry best practices.

3.
Investment Curation. BCII will connect BlakFX to crypto, private and institutional investors. Moreover, BCII will assist in structuring the token offering and guide you through regulatory best practices domestically and internationally.

4.
Strategic Partnerships and Relations. BCII will help develop strategic partnerships with key companies, governments, and organizations that can help execute a successful token offering and project execution including investors, government officials, trade organizations, technology consultants, and development resources if needed.

5.
Liquidity Management. BCII will help to provide you with liquidity post ICO by leveraging our OTC trading desk.

6.
Legal & KYC/AML. BCII can connect you with our team of legal experts that can help expedite the process for pre-investments activities.

7.
Technology Consulting. BCII will assist BlakFX in full-stack and Blockchain technology review and due diligence for optimal execution of the platform. Including on-chain and off-chain storage strategies and connection to Blockchain development resources if required.

8.
Global Representation & Roadshow. BCII can help BlakFX with international roadshows and meetings with those that we have relations with within key industries, geographies, and influential entities.

9.
Go to Market Plan. BCII will assist you in developing a robust go-to-market plan to cover multi-disciplinary launch of the private presale, public presale, and public crowdsale (ICO).

**There are several points not covered here as we would need more meetings to go through and discuss the opportunity in more detail. Please note that this is subject to change as iterations occur post-consultation.

COST PROJECTION

BCII will be paid a combination of BlakCoin from BlakFX equal to ____.60___% (6/10th’s of 1%) of the total raise of $1,500,000,000 USD.

And

$25,000 per month for a period of 6 months. Payments will begin once BlakFX has received a minimum of $5M USD investment from any funding source.

Full ICO Advisory Package:

a.
Payment    $ 150,000 USD
b.
Tokens*  ... .60 % Token Allocation equal to $9,000,000 or 15,000,000 BlakCoins
c.
Equity/Warrant  0 % Equity of BlakFX

3rd Party Services:

In the event BlakFX requires 3rd party solutions, services or products, the costs will be submitted to BlakFX for approval and will be paid for directly by BlakFX.

BCII will use best efforts to complete as much as possible with internal resources before entertaining 3rd party services or solutions and will submit all such required needs to BlakFX for approval.

TERMINATION

Procedure and Effect of Termination. In the event of termination of this Agreement as provided under SCOPE OF WORK on page 13 of this agreement, a two week written notice thereof shall be given by the Party so terminating to the other Parties, BlakFX agrees to compensate BCII on a pro-rata monthly basis over the life of the ICO/Private Placement Offering raise period. Advisory Package compensation and the Agreement shall forthwith become void and there shall be no liability on the part of any Party hereto (or any of its Representatives, financing sources or Affiliates), (ii) nothing herein shall relieve any Party from liability for any knowing and intentional breach of this Agreement occurring prior to such termination.

Pro-Rata: Projected Raise Period of 6 months (July 15th, 2018 to January 15th, 2019) or 6 installments.

DISCLAIMER

The contents and information provided in this document are meant to provide general information to interested parties. Any subsequent proposal and resultant contract would govern rights, duties and obligations between the parties. Nothing contained within this document is intended as investment advice or legal or tax advice or an offer to sell any securities to any person or a solicitation of any person of any offer to purchase any securities.

/s/ Robert Statica
Robert Statica
CEO & President
BlakFX, LLC
July 6, 2018

Proprietary & Confidential